Exhibit 99.1

STONE ENERGY CORPORATION
Announces Third Quarter 2017 Results
LAFAYETTE, LA. November 1, 2017

Stone Energy Corporation (NYSE: SGY) (“Stone” or the “Company”) today announced financial and operational results for the third quarter of 2017. Some items of note include:

•	Production volumes averaged 19.2 thousand barrels of oil equivalent per day for the three months ended September 30, 2017, at the upper end of our third quarter 2017 guidance

•	Positive results from the Rampart Deep exploration well; follow-up Derbio well to spud in the first half of 2018

•	Mt. Providence development well to spud in December 2017

•	Liquidity, including restricted cash, totaled $420 million at September 30, 2017

Interim Chief Executive Officer and President James M. Trimble stated, “We are pleased to be progressing our deep water drilling program and are encouraged by the Rampart Deep results. We are also excited about the December 2017 spud of Mt. Providence and the 2018 spud of Derbio. In addition, we are working with partners to evaluate several other near-term drilling prospects, both in our portfolio and outside-generated ideas, and we continue to review a number of asset acquisition opportunities. Our balance sheet, which includes over $245 million in unrestricted cash at quarter end, and an undrawn bank facility allow us the flexibility to pursue a variety of tactical and strategic options.”

Financial Results

For the quarter ended September 30, 2017, Stone reported net income of $1.3 million on oil and gas revenue of $69.8 million, which included $7.9 million of non-cash derivative expense. Net cash provided by operating activities for the third quarter of 2017 totaled $42.5 million, while discretionary cash flow for the same period totaled $45.5 million. See the “Non-GAAP Financial Measure” schedules and the accompanying financial statements for reconciliations of discretionary cash flow, a non-GAAP financial measure, to net cash provided by operating activities.

Net daily production during the third quarter of 2017 averaged approximately 19.2 thousand barrels of oil equivalent (“MBoe”) per day, compared to net daily production of approximately 20.6 MBoe per day for the quarter ended June 30, 2017. Third quarter 2017 volumes included the effects of one week of planned downtown at the Pompano platform for the rig demobilization and reinstallation of living quarters. The production mix for the third quarter of 2017 was approximately 73% oil, 21% natural gas, and 6% natural gas liquids (“NGLs”). We expect production rates to range from 17.0 MBoe per day to 18.0 MBoe per day for the fourth quarter of 2017, which includes five full days of downtime from Hurricane Nate and a ten day planned shut-in of the Pompano platform to replace a compressor engine in November.

Prices realized during the third quarter of 2017 averaged $48.13 per barrel of oil, $2.46 per Mcf of natural gas, and $21.69 per barrel of NGLs. Average realized prices for the third quarter of 2016 were $45.50 per barrel of oil, $1.93 per Mcf of natural gas, and $9.72 per barrel of NGLs.

In July 2017, we received a federal royalty recovery totaling $14.1 million as part of a multi-year federal royalty refund claim. Approximately $9.6 million of the refund was recognized as other operational income and $4.5 million as a reduction of lease operating expenses during the quarter ended September 30, 2017. Included in SG&A expenses during the quarter ended September 30, 2017 is a $3.9 million success-based consulting fee incurred in connection with the federal royalty recovery, resulting in an overall net gain of $10.2 million.

Lease operating expenses (“LOE”) during the third quarter of 2017 totaled approximately $11.8 million ($6.66 per Boe), and included approximately $6.7 million of planned major maintenance expense and the aforementioned $4.5 million reduction of LOE related to the federal royalty refund claim, compared to LOE of $16.6 million ($8.88 per Boe) for the quarter ended June 30, 2017. Adjusting for third quarter actuals, including the LOE reduction related to the federal royalty recovery, we now expect our full year 2017 LOE to range from $58 million to $60 million, which includes planned major maintenance projects scheduled for the fourth quarter of 2017.

Transportation, processing, and gathering (“TP&G”) expenses during the third quarter of 2017 totaled approximately $1.1 million ($0.61 per Boe). We expect TP&G expenses to approximate $1.0 million in the fourth quarter of 2017.

Depreciation, depletion, and amortization (“DD&A”) expense on oil and gas properties for the third quarter of 2017 totaled approximately $26.7 million ($15.10 per Boe). We expect DD&A to range from $14 per Boe to $16 per Boe for the fourth quarter of 2017.

Salaries, general, and administrative (“SG&A”) expenses for the third quarter of 2017 were $15.9 million ($8.98 per Boe), compared to SG&A expenses of $18.5 million ($9.88 per Boe) for the quarter ended June 30, 2017. This included the previously mentioned charge of approximately $3.9 million of success-based consulting fees paid in connection with the federal royalty recovery, as well as approximately $4 million of advisory fees tied to the Board-requested strategic review. We expect SG&A cash costs, excluding fees associated with the strategic review, to approximate $10 million to $11 million for the fourth quarter of 2017, of which we expect to capitalize approximately 17% - 18%. We capitalized $2.6 million of SG&A expenses in the third quarter of 2017.

Incentive compensation expense for the third quarter of 2017 was approximately $4.6 million, representing the accrual of three-fourths of the estimated annual incentive following the Board’s approval of the incentive and retention programs in July 2017.

Accretion expense for the third quarter of 2017 was approximately $8.1 million. We expect accretion expense to also approximate $8 million in the fourth quarter of 2017.

Other operational expenses for the third quarter of 2017 totaled approximately $0.7 million and included approximately $0.4 million of stacking charges for the platform rig at Pompano, while awaiting demobilization.

Net derivative expense for the third quarter of 2017 totaled approximately $6.7 million, comprised of $1.2 million of income from cash settlements and $7.9 million of non-cash expense resulting from changes in the fair value of derivative instruments.

Interest expense for the third quarter of 2017 was approximately $3.5 million, which primarily included interest associated with the Company’s $225 million 7.50% Senior Second Lien Notes due 2022. Capitalized interest was $1.2 million in the third quarter of 2017. We expect interest expense to remain constant for the fourth quarter of 2017.

Capital Expenditures Update

Capital expenditures for the third quarter of 2017 were approximately $34 million, which included $7 million related to drilling the Rampart Deep well, before reimbursement of lease costs, $5 million associated with removal of the rig and reinstallation of the living quarters at the Pompano platform, and $20 million of plugging and abandonment expenditures. In addition, approximately $2.6 million of SG&A expense and $1.2 million of interest expense were capitalized during the quarter ended September 30, 2017. For the nine months ended September 30, 2017, capital expenditures totaled approximately $96 million, which included approximately $57 million of plugging and abandonment expenditures. Capitalized SG&A and interest expenses for the nine months ended September 30, 2017 totaled approximately $7.4 million and $5.2 million, respectively.

Our Board-approved capital expenditures budget for 2017 is $181 million and includes approximately $22 million for exploration opportunities, $69 million for development activities, and $90 million for the plugging and abandonment of idle wells and platforms, and excludes capitalized SG&A and interest expenses. We currently expect to spend less than the approved 2017 budget.

Liquidity Update

As of September 30, 2017, Stone’s liquidity approximated $420.8 million, which included approximately $137.4 million of undrawn capacity under the Company’s revolving credit facility plus approximately $245.7 million in cash on hand and approximately $37.7 million in cash being held in a restricted account to satisfy near-term plugging and abandonment activities. As of November 1, 2017, Stone had cash on hand of approximately $242 million, and $38 million in cash held in the restricted abandonment account.

As of September 30, 2017, Stone’s outstanding debt totaled approximately $236 million, consisting of $225 million of 7.50% Senior Second Lien Notes due 2022 and approximately $11 million outstanding under a building loan. Further, the Company had no outstanding borrowings and outstanding letters of credit of approximately $12.6 million under its $150 million available borrowing base. The borrowing base redetermination from the bank group is expected in early November 2017.

As of September 30, 2017, we had a current income tax receivable of $27.7 million, which we expect to collect within the next twelve months.

We expect that cash flows from operating activities, cash on hand, and availability under our revolving credit facility will be adequate to meet the current 2017 operating and capital expenditures needs of the Company.

Strategic Review

As previously announced, following the successful completion of the Company’s financial restructuring and emergence from Chapter 11 reorganization, Stone’s Board of Directors (the “Board”) retained Petrie Partners LLC to assist the Board in its determination of the Company’s strategic direction, including assessing its various strategic alternatives. The Board’s assessment with Petrie Partners is ongoing and there can be no assurance that this assessment will result in any transaction.

Fresh Start Accounting and Hedge Accounting Changes

Upon emergence from Chapter 11 reorganization, Stone adopted fresh start accounting effective February 28, 2017. Under the principles of fresh start accounting, a new reporting entity was created, and Stone’s assets and liabilities were recorded at their fair values as of the fresh start reporting date. Also, effective January 1, 2017, we have elected to not designate our 2017, 2018, and 2019 commodity derivative contracts as cash flow hedges for accounting purposes. Accordingly, the net changes in the mark-to-market valuations and the monthly settlements on these derivative contracts will be recorded in earnings through derivative income/expense. As a result, Stone’s financial statements dated on or after March 1, 2017 will not be comparable with financial statements issued prior to that date. References to “Predecessor” refer to Stone prior to the adoption of fresh start accounting while references to “Successor” refer to Stone subsequent to the adoption of fresh start accounting. Please review Stone’s Quarterly Reports on Form 10-Q for the periods ended March 31, 2017 and September 30, 2017, respectively, for further details regarding fresh start accounting and the financial information presented at the end of this press release.

Operational Update

Mississippi Canyon 116 - Rampart Deep (Deep Water).  As previously announced, the Rampart Deep well, operated by Deep Gulf Energy III, LLC, encountered approximately 107 net vertical feet of liquids-rich natural gas pay in three primary zones, as interpreted by Stone. In addition to the reserve potential of Rampart Deep, this well also provides critical information that reduces the exploration risk of Stone’s Derbio prospect. Completion of the Rampart Deep well was deferred while the partners analyze the well data, and will be further evaluated in conjunction with future Derbio drilling results, which may impact sanctioning of the project. Working interest partners in the Rampart Deep well are Stone with 40%, Deep Gulf Energy III, LLC with 30% and entities managed by Ridgewood Energy Corporation (including Riverstone Holdings, LLC and its portfolio company ILX Holdings III, LLC) with 30%.

Mississippi Canyon 72 - Derbio (Deep Water).  The Derbio prospect is located five miles from Stone’s Pompano platform and targets the Miocene interval. Results from the Rampart Deep well reduced the exploration risk of the Derbio prospect. Current drilling plans for Derbio target a first half of 2018 spud date. The well is estimated to take three months to drill, and, if successful, first production from the Rampart Deep/Derbio project is expected by late 2019 and could be a multi-well tie back to the Stone 100% owned Pompano platform. Working interest partners in the Derbio prospect are Stone with 40%, Deep Gulf Energy III, LLC with 30% and entities managed by Ridgewood Energy Corporation (including Riverstone Holdings, LLC and its portfolio company ILX Holdings III, LLC) with 30%.

Mississippi Canyon 28 - Mt. Providence (Deep Water). The Mt. Providence prospect is located approximately five miles from the Pompano platform and targets the Miocene interval. We currently expect to spud the Mt. Providence development well in December 2017. The well is estimated to take two months to drill. If successful, the well will be tied back to the Pompano platform, with first production expected in the second quarter of 2018. Stone holds a 100% working interest in this prospect.

Hedge Position

The following table illustrates our derivative positions for 2017, 2018 and 2019 as of November 1, 2017:

Oil Hedging Contracts
NYMEX
	Put Contracts			Swap Contracts
	Daily Volume (Bbls/d)	Put Price ($ per Bbl)		Daily Volume (Bbls/d)	Swap Price ($ per Bbl)
Feb 2017 - Dec 2017	2,000	$50.00	Mar 2017 - Dec 2017	1,000	$53.90
Jul 2017 - Dec 2017	1,000	$41.10	Oct 2017 - Dec 2017	1,000	$52.10
Jan 2018 - Dec 2018	1,000	$54.00	Jan 2018 - Dec 2018	1,000	$52.50
Jan 2018 - Dec 2018	1,000	$45.00	Jan 2018 - Dec 2018	1,000	$51.98
			Jan 2018 - Dec 2018	1,000	$53.67
			Jan 2019 - Dec 2019	1,000	$51.00
			Jan 2019 - Dec 2019	1,000	$51.57

	Collar Contracts
	Daily Volume (Bbls/d)	Put Price ($ per Bbl)	Call Price ($ per Bbl)
Mar 2017 - Dec 2017	1,000	$50.00	$56.45
Apr 2017 - Dec 2017	1,000	$50.00	$56.75
Jan 2018 - Dec 2018	1,000	$45.00	$55.35

Natural Gas Hedging Contracts
NYMEX
	Swap Contracts
	Daily Volume (MMBtu/d)	Swap Price ($ per MMBtu)
Jul 2017 - Dec 2017	11,000	$3.00

	Collar Contracts
	Daily Volume (MMBtu/d)	Put Price ($ per MMBtu)	Call Price ($ per MMBtu)
Jan 2018 - Dec 2018	6,000	$2.75	$3.24

Other Information

Stone has planned a conference call for 9:00 a.m. Central Time on November 2, 2017 to discuss the operational and financial results for the third quarter of 2017. The call will be available through a live webcast link located in the Investor Center section of the Company’s website at www.StoneEnergy.com. The call will also be accessible by dialing (844) 632-7353 and requesting the “Stone Energy Call” approximately ten minutes before the scheduled start time. If unable to participate in the original call, a webcast replay will be available three hours after the call through a link in the Investor Center section of the Company’s website.

Non-GAAP Financial Measure

In this press release, we refer to a non-GAAP financial measure we call “discretionary cash flow.” Discretionary cash flow equals cash flows from operating activities before changes in operating assets and liabilities. Management believes discretionary cash flow is a financial indicator of our company’s ability to internally fund capital expenditures and service debt. Management also believes this non-GAAP financial measure of cash flow is useful information to investors because it is widely used by professional research analysts in the valuation, comparison, rating, and investment recommendations of companies in the oil and gas exploration and production industry. Discretionary cash flow should not be considered an alternative to net cash provided by (used in) operating activities or net income (loss), as defined by GAAP. See the “Reconciliation of Non-GAAP Financial Measure” schedules for reconciliations of discretionary cash flow to net cash provided by (used in) operating activities.

Forward-Looking Statements

Certain statements in this press release are forward-looking and are based upon Stone’s current belief as to the outcome and timing of future events. All statements, other than statements of historical facts, that address activities or results that Stone plans, expects, believes, projects, estimates, or anticipates will, should, or may occur in the future, including future production of oil and gas, future capital expenditures and drilling of wells, and future financial or operating results are forward-looking statements. All forward-looking numbers are approximate. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein include, but are not limited to, the timing, extent, and volatility of changes in commodity prices for oil and gas; operating risks; liquidity risks, including risks relating to our bank credit facility and the Company's ability to access the capital markets; political and regulatory developments and legislation, including developments and legislation relating to our operations in the Gulf of Mexico basin; and other risk factors and known trends and uncertainties as described in Stone’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K as filed with the Securities and Exchange Commission. For a more detailed discussion of risk factors, please see Part I, Item 1A, “Risk Factors” of the Company’s most recent Annual Report on Form 10-K and Part II, Item 1A of the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2017. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, Stone’s actual results and plans could differ materially from those expressed in the forward-looking statements. Stone assumes no obligation and expressly disclaims any duty to update the information contained herein, except as required by law.

Estimates for Stone’s future production volumes are based on assumptions of capital expenditures levels and the assumption that market demand and prices for oil and gas will continue at levels that allow for economic production of these products. The production, transportation, and marketing of oil and gas are subject to disruption due to transportation and processing availability, mechanical failure, human error, hurricanes, and numerous other factors. Stone’s estimates are based on certain other assumptions, such as well performance and uptime estimates, which may vary significantly from those assumed. Delays experienced in well permitting could affect the timing of drilling and production. Lease operating expenses, which include major maintenance costs, vary in response to changes in prices of services and materials used in the operation of our properties, and the amount of maintenance activity required. Estimates of DD&A rates can vary according to reserve additions, capital expenditures, future development costs, and other factors. Therefore, we can give no assurance that our future production volumes, lease operating expenses, or DD&A rates, if provided, will be as estimated.

Stone Energy is an independent oil and natural gas exploration and production company headquartered in Lafayette, Louisiana with an additional office in New Orleans. Stone is engaged in the acquisition, exploration, development, and production of properties in the Gulf of Mexico basin. For additional information, contact Kenneth H. Beer, Chief Financial Officer, at 337-521-2210 phone, 337-521-9880 fax or via e-mail at CFO@StoneEnergy.com.

STONE ENERGY CORPORATION
SUMMARY STATISTICS
(Unaudited)

	Successor	Predecessor		Predecessor
	Three Months Ended September 30, 2017	Three Months Ended September 30, 2016	Combined Nine Months Ended September 30, 2017	Nine Months Ended September 30, 2016
			(1)(2)
PRODUCTION QUANTITIES
Oil (MBbls)	1,285	1,563	3,902	4,746
Natural gas (MMcf)	2,220	8,096	10,630	20,042
Natural gas liquids (MBbls)	114	686	701	1,294
Oil, natural gas and NGLs (MBoe)	1,769	3,598	6,375	9,380
AVERAGE DAILY PRODUCTION
Oil (MBbls)	14.0	17.0	14.3	17.3
Natural gas (MMcf)	24.1	88.0	38.9	73.1
Natural gas liquids (MBbls)	1.2	7.5	2.6	4.7
Oil, natural gas and NGLs (MBoe)	19.2	39.1	23.4	34.2
REVENUE DATA (in thousands) (3)
Oil revenue	$61,841	$71,116	$189,393	$204,102
Natural gas revenue	5,451	15,601	27,677	43,327
Natural gas liquids revenue	2,473	6,666	14,970	15,119
Total oil, natural gas and NGLs revenue	$69,765	$93,383	$232,040	$262,548
AVERAGE REALIZED PRICES (3)
Oil (per Bbl)	$48.13	$45.50	$48.54	$43.01
Natural gas (per Mcf)	2.46	1.93	2.60	2.16
Natural gas liquids (per Bbl)	21.69	9.72	21.36	11.68
Oil, natural gas and NGLs (per Boe)	39.44	25.95	36.40	27.99
AVERAGE COSTS PER BOE
Lease operating expenses	$6.66	$4.72	$6.58	$5.90
Transp, processing and gathering expenses	0.61	2.96	1.57	1.99
Salaries, general and administrative expenses	8.98	4.29	7.43	5.14
DD&A expense on oil and gas properties	15.10	16.08	17.45	17.42

(1)	Results include operational and financial results from the Appalachia basin through the close of the sale of Appalachia properties on February 27, 2017.
(2) For illustrative purposes, the Company has combined the Successor and Predecessor results to derive combined results for the nine month period ended September 30, 2017. The combination was generated by addition of comparable financial statement line items. However, because of various adjustments to the consolidated financial statements in connection with the application of fresh start accounting, including asset valuation adjustments and liability adjustments, the results of operations for the Successor will not be comparable to those of the Predecessor. The financial information in the Consolidated Statement of Operations and Reconciliations of Non-GAAP Financial Measures on the following pages provides the Successor's and the Predecessor's GAAP results for the applicable periods. The Company believes that subject to consideration of the impact of fresh start accounting, combining the results of the Predecessor and Successor provides meaningful information about production, revenues, commodity prices and costs that assists a reader in understanding the Company’s financial results for the applicable period.

(3)
Through December 31, 2016, we designated our commodity derivatives as cash flow hedges for accounting purposes upon entering into the contracts. Accordingly, they were recorded as either an asset or liability measured at fair value and subsequent changes in the derivative’s fair value were recognized in stockholders’ equity through other comprehensive income (loss), net of related taxes, to the extent the hedge was considered effective. Monthly settlements of effective hedges were reflected in revenue from oil and natural gas production. With respect to our 2017, 2018 and 2019 commodity derivative contracts, we have elected to not designate these contracts as cash flow hedges for accounting purposes. Accordingly, the net changes in the mark-to-market valuations and the monthly settlements on these derivative contracts will be recorded in earnings through derivative income/expense. As a result of these mark-to-market adjustments, we will likely experience volatility in earnings from time to time due to commodity price volatility. Further, this change in accounting method effects the comparability of 2017 revenues, average realized prices and derivative income/expense to 2016 revenues, average realized prices and derivative income/expense, respectively.

STONE ENERGY CORPORATION
CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Successor	Predecessor
	Three Months Ended September 30, 2017	Three Months Ended September 30, 2016
Operating revenue:
Oil production	$61,841	$71,116
Natural gas production	5,451	15,601
Natural gas liquids production	2,473	6,666
Other operational income	9,760	1,044
Total operating revenue	79,525	94,427
Operating expenses: (1)
Lease operating expenses	11,778	16,976
Transportation, processing and gathering expenses	1,076	10,633
Production taxes	188	835
Depreciation, depletion and amortization	27,553	58,918
Write-down of oil and gas properties	—	36,484
Accretion expense	8,095	10,082
Salaries, general and administrative expenses	15,887	15,425
Incentive compensation expense	4,646	2,160
Restructuring fees	129	5,784
Other operational expenses	703	9,059
Derivative expense, net	6,685	199
Total operating expenses	76,740	166,555

Gain (loss) on Appalachia Properties divestiture	(132)	—

Income (loss) from operations	2,653	(72,128)
Other (income) expenses:
Interest expense	3,529	16,924
Interest income	(366)	(58)
Other income	(276)	(272)
Other expense	47	16
Total other expense	2,934	16,610
Loss before income taxes	(281)	(88,738)
Provision (benefit) for income taxes:
Current	(1,578)	(991)
Deferred	—	1,888
Total income taxes	(1,578)	897
Net income (loss)	$1,297	($89,635)
Net income (loss) per share	$0.06	($16.01)
Average shares outstanding - diluted	19,997	5,600

(1)
Through December 31, 2016, we designated our commodity derivatives as cash flow hedges for accounting purposes upon entering into the contracts. Accordingly, they were recorded as either an asset or liability measured at fair value and subsequent changes in the derivative’s fair value were recognized in stockholders’ equity through other comprehensive income (loss), net of related taxes, to the extent the hedge was considered effective. Monthly settlements of effective hedges were reflected in revenue from oil and natural gas production. With respect to our 2017, 2018 and 2019 commodity derivative contracts, we have elected to not designate these contracts as cash flow hedges for accounting purposes. Accordingly, the net changes in the mark-to-market valuations and the monthly settlements on these derivative contracts will be recorded in earnings through derivative income/expense. As a result of these mark-to-market adjustments, we will likely experience volatility in earnings from time to time due to commodity price volatility. Further, this change in accounting method effects the comparability of 2017 revenues, average realized prices and derivative income/expense to 2016 revenues, average realized prices and derivative income/expense, respectively.

STONE ENERGY CORPORATION
CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

		Successor	Predecessor	Predecessor
	Combined Nine Months Ended September 30, 2017	Period from March 1, 2017 through September 30, 2017	Period from January 1, 2017 through February 28, 2017	Nine Months Ended September 30, 2016
	(1)(2)		(1)
Operating revenue: (3)
Oil production	$189,393	$143,556	$45,837	$204,102
Natural gas production	27,677	14,201	13,476	43,327
Natural gas liquids production	14,970	6,264	8,706	15,119
Other operational income	10,839	9,936	903	1,737
Derivative income, net	—	1,414	—	—
Total operating revenue	242,879	175,371	68,922	264,285
Operating expenses: (3)
Lease operating expenses	41,974	33,154	8,820	55,349
Transportation, processing and gathering expenses	9,978	3,045	6,933	18,657
Production taxes	1,128	446	682	1,894
Depreciation, depletion and amortization	113,982	76,553	37,429	166,707
Write-down of oil and gas properties	256,435	256,435	—	284,337
Accretion expense	25,145	19,698	5,447	30,147
Salaries, general and administrative expenses	47,347	37,718	9,629	48,193
Incentive compensation expense	6,654	4,646	2,008	11,809
Restructuring fees	739	739	—	16,173
Other operational expenses	3,822	3,292	530	49,266
Derivative expense, net	364	—	1,778	687
Total operating expenses	507,568	435,726	73,256	683,219

Gain (loss) on Appalachia Properties divestiture	213,348	(105)	213,453	—

Income (loss) from operations	(51,341)	(260,460)	209,119	(418,934)
Other (income) expenses:
Interest expense	8,320	8,320	—	49,764
Interest income	(620)	(575)	(45)	(474)
Other income	(1,034)	(719)	(315)	(840)
Other expense	14,197	861	13,336	27
Reorganization items, net	(437,744)	—	(437,744)	—
Total other (income) expense	(416,881)	7,887	(424,768)	48,477
Income (loss) before income taxes	365,540	(268,347)	633,887	(467,411)
Provision (benefit) for income taxes:
Current	—	(3,570)	3,570	(4,178)
Deferred	—	—	—	10,947
Total income taxes	—	(3,570)	3,570	6,769
Net income (loss)	$365,540	($264,777)	$630,317	($474,180)
Net income (loss) per share		($13.24)	$110.99	($84.90)
Average shares outstanding - diluted		19,997	5,634	5,585

(1)	Results include operational and financial results from the Appalachia basin through the close of the sale of Appalachia properties on February 27, 2017.
(2) For illustrative purposes, the Company has combined the Successor and Predecessor results to derive combined results for the nine month period ended September 30, 2017. The combination was generated by addition of comparable financial statement line items. However, because of various adjustments to the consolidated financial statements in connection with the application of fresh start accounting, including asset valuation adjustments and liability adjustments, the results of operations for the Successor will not be comparable to those of the Predecessor. The Company believes that subject to consideration of the impact of fresh start accounting, combining the results of the Predecessor and Successor provides meaningful information that assists a reader in understanding the Company’s financial results for the applicable period.

(3)
Through December 31, 2016, we designated our commodity derivatives as cash flow hedges for accounting purposes upon entering into the contracts. Accordingly, they were recorded as either an asset or liability measured at fair value and subsequent changes in the derivative’s fair value were recognized in stockholders’ equity through other comprehensive income (loss), net of related taxes, to the extent the hedge was considered effective. Monthly settlements of effective hedges were reflected in revenue from oil and natural gas production. With respect to our 2017, 2018 and 2019 commodity derivative contracts, we have elected to not designate these contracts as cash flow hedges for accounting purposes. Accordingly, the net changes in the mark-to-market valuations and the monthly settlements on these derivative contracts will be recorded in earnings through derivative income/expense. As a result of these mark-to-market adjustments, we will likely experience volatility in earnings from time to time due to commodity price volatility. Further, this change in accounting method effects the comparability of 2017 revenues, average realized prices and derivative income/expense to 2016 revenues, average realized prices and derivative income/expense, respectively.

STONE ENERGY CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE
DISCRETIONARY CASH FLOW to NET CASH PROVIDED BY OPERATING ACTIVITIES
(In thousands)
(Unaudited)

	Successor	Predecessor
	Three Months Ended September 30, 2017	Three Months Ended September 30, 2016

Net income (loss) as reported	$1,297	($89,635)
Reconciling items:
Depreciation, depletion and amortization	27,553	58,918
Write-down of oil and gas properties	—	36,484
Deferred income tax provision	—	1,888
Accretion expense	8,095	10,082
Loss on sale of oil and gas properties	132	—
Non-cash stock compensation expense	502	1,725
Non-cash interest expense	3	4,875
Non-cash derivative expense (1)	7,879	236
Other non-cash expense	56	—
Discretionary cash flow	45,517	24,573
Change in income taxes payable	(1,578)	24,771
Settlement of asset retirement obligations	(20,293)	(4,400)
Other working capital changes	18,844	(9,921)
Net cash provided by operating activities	$42,490	$35,023

(1)
Through December 31, 2016, we designated our commodity derivatives as cash flow hedges for accounting purposes upon entering into the contracts. Accordingly, they were recorded as either an asset or liability measured at fair value and subsequent changes in the derivative’s fair value were recognized in stockholders’ equity through other comprehensive income (loss), net of related taxes, to the extent the hedge was considered effective. Monthly settlements of effective hedges were reflected in revenue from oil and natural gas production. With respect to our 2017, 2018 and 2019 commodity derivative contracts, we have elected to not designate these contracts as cash flow hedges for accounting purposes. Accordingly, the net changes in the mark-to-market valuations and the monthly settlements on these derivative contracts will be recorded in earnings through derivative income/expense. As a result of these mark-to-market adjustments, we will likely experience volatility in earnings from time to time due to commodity price volatility. Further, this change in accounting method effects the comparability of 2017 revenues, average realized prices and derivative income/expense to 2016 revenues, average realized prices and derivative income/expense, respectively.

STONE ENERGY CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE
DISCRETIONARY CASH FLOW to NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES
(In thousands)
(Unaudited)

		Successor	Predecessor	Predecessor
	Combined Nine Months Ended September 30, 2017	Period from March 1, 2017 through September 30, 2017	Period from January 1, 2017 through February 28, 2017	Nine Months Ended September 30, 2016
	(1)(2)		(1)

Net income (loss) as reported	$365,540	($264,777)	$630,317	($474,180)
Reconciling items:
Depreciation, depletion and amortization	113,982	76,553	37,429	166,707
Write-down of oil and gas properties	256,435	256,435	—	284,337
Deferred income tax provision	—	—	—	10,947
Accretion expense	25,145	19,698	5,447	30,147
(Gain) loss on sale of oil and gas properties	(213,348)	105	(213,453)	—
Non-cash stock compensation expense	3,538	893	2,645	6,407
Non-cash interest expense	3	3	—	14,278
Non-cash derivative expense (3)	2,988	1,210	1,778	1,261
Non-cash reorganization items	(458,677)	—	(458,677)	—
Other non-cash expense	1,049	877	172	6,081
Discretionary cash flow	96,655	90,997	5,658	45,985
Change in income taxes payable	(1,586)	(5,156)	3,570	21,584
Settlement of asset retirement obligations	(56,770)	(53,129)	(3,641)	(15,106)
Investment in derivative contracts	(6,152)	(2,416)	(3,736)	—
Other working capital changes	32,366	40,101	(7,735)	(19,570)
Net cash provided by (used in) operating activities	$64,513	$70,397	($5,884)	$32,893

(1)	Results include operational and financial results from the Appalachia basin through the close of the sale of Appalachia properties on February 27, 2017.
(2) For illustrative purposes, the Company has combined the Successor and Predecessor results to derive combined results for the nine month period ended September 30, 2017. The combination was generated by addition of comparable financial statement line items. However, because of various adjustments to the consolidated financial statements in connection with the application of fresh start accounting, including asset valuation adjustments and liability adjustments, the results of operations for the Successor will not be comparable to those of the Predecessor. The Company believes that subject to consideration of the impact of fresh start accounting, combining the results of the Predecessor and Successor provides meaningful information that assists a reader in understanding the Company’s financial results for the applicable period.

(3)
Through December 31, 2016, we designated our commodity derivatives as cash flow hedges for accounting purposes upon entering into the contracts. Accordingly, they were recorded as either an asset or liability measured at fair value and subsequent changes in the derivative’s fair value were recognized in stockholders’ equity through other comprehensive income (loss), net of related taxes, to the extent the hedge was considered effective. Monthly settlements of effective hedges were reflected in revenue from oil and natural gas production. With respect to our 2017, 2018 and 2019 commodity derivative contracts, we have elected to not designate these contracts as cash flow hedges for accounting purposes. Accordingly, the net changes in the mark-to-market valuations and the monthly settlements on these derivative contracts will be recorded in earnings through derivative income/expense. As a result of these mark-to-market adjustments, we will likely experience volatility in earnings from time to time due to commodity price volatility. Further, this change in accounting method effects the comparability of 2017 revenues, average realized prices and derivative income/expense to 2016 revenues, average realized prices and derivative income/expense, respectively.

STONE ENERGY CORPORATION
CONSOLIDATED BALANCE SHEET
(In thousands)
(Unaudited)

	Successor	Predecessor
	September 30,	December 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$245,714	$190,581
Restricted cash	37,684	—
Accounts receivable	35,670	48,464
Fair value of derivative contracts	2,565	—
Current income tax receivable	27,672	26,086
Other current assets	9,295	10,151
Total current assets	358,600	275,282
Oil and gas properties, full cost method of accounting:
Proved	714,515	9,616,236
Less: accumulated depreciation, depletion and amortization	(330,921)	(9,178,442)
Net proved oil and gas properties	383,594	437,794
Unevaluated	102,283	373,720
Other property and equipment, net	18,433	26,213
Fair value of derivative contracts	1,040	—
Other assets, net	18,252	26,474
Total assets	$882,202	$1,139,483
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable to vendors	$33,120	$19,981
Undistributed oil and gas proceeds	5,439	15,073
Accrued interest	10,244	809
Fair value of derivative contracts	368	—
Asset retirement obligations	84,654	88,000
Current portion of long-term debt	421	408
Other current liabilities	28,503	18,602
Total current liabilities	162,749	142,873
Bank credit facility	—	341,500
7.5% Senior Second Lien Notes due 2022	225,000	—
4.2% Building Loan	10,567	10,876
Asset retirement obligations	182,956	154,019
Fair value of derivative contracts	74	—
Other long-term liabilities	10,110	17,315
Total liabilities not subject to compromise	591,456	666,583
Liabilities subject to compromise	—	1,110,182
Total liabilities	591,456	1,776,765
Predecessor common stock	—	56
Predecessor treasury stock	—	(860)
Predecessor additional paid-in capital	—	1,659,731
Successor common stock	200	—
Successor additional paid-in capital	555,323	—
Accumulated deficit	(264,777)	(2,296,209)
Total stockholders’ equity	290,746	(637,282)
Total liabilities and stockholders’ equity	$882,202	$1,139,483